Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Communications and Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE
Monday, June 27, 2022

UFP Industries acquires a 50 percent stake in Dempsey Wood Products, LLC, providing additional industrial wood sourcing capacity to support growth

GRAND RAPIDS, Mich., Monday, June 27, 2022 – UFP Industries (Nasdaq: UFPI) today announced that its affiliate, PalletOne, Inc., has acquired a 50 percent equity stake in Dempsey Wood Products, LLC. The purchase agreement includes options for PalletOne to purchase the remaining 50 percent of Dempsey after three years.

Founded in 1988 by Ronald Dempsey, Dempsey Wood Products produces kiln-dried lumber, pallet lumber, and other industrial wood products from a single location in Orangeburg, South Carolina. Dempsey had 2021 sales of $68.9 million, and its management team, including Ronald Dempsey and his son, Parker Dempsey, will continue in management roles.

The industrial lumber that Dempsey produces is a key product for pallet operations and has been in short supply as larger mills produce less of this type of lumber. PalletOne’s investment in Dempsey helps it secure and grow a critical long-term supply source. In 2021, five of Dempsey’s 10 largest customers were UFP affiliates, and nearly 40 other UFP locations could be served by Dempsey.

“Dempsey is led by an experienced team that has produced strong and stable results for more than four decades,” said Howe Wallace, president of PalletOne. “They’ve been a trusted supplier of ours for many years, and this investment will strengthen our ties, improve our work efficiencies and help satisfy our increasing need for lumber in this market.”

“Having supplied UFP companies for many years, we’re proud to join forces and contribute to their future growth plans,” said Parker Dempsey. “Together we can expand our capacity and industrial offerings. This gives our company and our employees exciting new growth opportunities.”

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Industrial, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Michigan, with affiliates in North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

PalletOne, Inc.

Headquartered in Bartow, Florida, PalletOne Inc. is North America’s largest, single-source, asset-based pallet manufacturer. The company is an affiliate of UFP Industrial, which operates more than 70 company-owned wood packaging and pallet manufacturing operations across the U.S. PalletOne manufactures new pallets, provides pallet repair programs, recycles used pallets, and produces a variety of other wood products. The company directly controls material supply, production, distribution processes, and labor resources.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

# # #